SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


          Date of report (Date of earliest event reported) MAY 3, 2000

                       EAGLE WIRELESS INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

                                      Texas
                  (State or Other Jurisdiction of Incorporation)

                0-20011                         76-04949
       (Commission File Number)      (IRS Employer Identification No.)

                101 Courageous Drive, League City, TX       77573
               (Address of Principal Executive Office)    (Zip Code)

                                 (281) 538-6000
              (Registrant's Telephone Number, Including Area Code)


          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5.  OTHER EVENTS.

Eagle Wireless International, Inc. ("Eagle") announced that it previously called all of its Class A, B, and C warrants according to the terms of the warrant agreements and has notified individual warrant holders of this event according to the best information available to Eagle. Eagle issued two press releases which clarified the process. The warrants, warrant agreements and press releases are attached.

The conversion of Class A, B, and C warrants, to date, have provided more than twenty two million dollars of working capital to support the Eagle business plan and should provide more than fifty two million dollars of working capital when fully converted.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

EXHIBIT NO.   DESCRIPTION
-----------   -----------
10.1     Class A Common Stock Purchase Warrant and Warrant Agreement
10.2     Class B Common Stock Purchase Warrant and Warrant Agreement
10.3     Class C Common Stock Purchase Warrant and Warrant Agreement
99.1     Redemption Notice Class A Common Stock Purchase Warrants
99.2     Redemption Notice Class B Common Stock Purchase Warrants
99.3     Redemption Notice Class C Common Stock Purchase Warrants
99.4     Press Releases (Redemption of Warrants)

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    Eagle Wireless International, Inc.


May 9, 2000
                                    By: /s/ H. DEAN CUBLEY
                                    Name:   H. Dean Cubley
                                    Title:  Chief Executive Officer

Exhibit List

Exhibit No.    Description

10.1     Class A Common Stock Purchase Warrant and Warrant Agreement
10.2     Class B Common Stock Purchase Warrant and Warrant Agreement
10.3     Class C Common Stock Purchase Warrant and Warrant Agreement
99.1     Redemption Notice Class A Common Stock Purchase Warrants
99.2     Redemption Notice Class B Common Stock Purchase Warrants
99.3     Redemption Notice Class C Common Stock Purchase Warrants
99.4     Press Releases (Redemption of Warrants)